Exhibit T3A.14
ARTICLES OF INCORPORATION OF YANKTON PRINTING COMPANY.
*      *      *
     KNOW ALL MEN BY THESE PRESENTS, That we, the undersigned, Herman Ellerman, Willard C. Lusk, Gustav Kositzky and John Holman for ourselves, our associates and successors have associated ourselves together for the purpose of forming an incorporation under and by virtue of the statute and the laws of the State of South Dakota and we do hereby certify and declare as follows, viz:—
     First: The name of this corporation shall be Yankton Printing Company.
     Second: The purpose for which this corporation is formed is to engage in business as proprietors and publishers of newspapers, journals, magazines and other publications; to acquire, print, publish, conduct and otherwise deal with any newspaper, magazine, book or other publications, to carry on the business of newspaper and magazine proprietors and publishers; to carry on the business of job printers, lithographers, electrotypers, engravers and advertising agents; to deal in books, stationery and printer’s supplies and do and carry on all such other business as is usual, customary or convenient in connection with the afore mentioned business, and to buy, own, manage and dispose of such real and personal property as may be convenient in carrying on such business.
     Third:- The place where the principal business of this corporation shall be transacted is in the city of Yankton, in the county of Yankton, state of South Dakota.
     Fourth: The term for which this corporation shall exist shall be twenty years.
     Fifth: The number of directors of this corporation shall be four and the names and residences of such who are to serve until the election of their successor is as follows:—

NAMES	RESIDENCES

Herman Ellerman,	Yankton, South Dakota.

Willard C. Lusk,	Yankton, South Dakota.

Gustav Kositzky,	Yankton, South Dakota.

John Holman,	Yankton, South Dakota.
     Sixth:— The amount of the capital stock of this corporation shall be and is one hundred thousand dollars, divided into one thousand shares of the par value of one hundred dollars each.
     In Testimony Whereof we have hereunto set our hands this 26th day of March, 1906.

/s/ Herman Ellerman

/s/ William C. Lusk

/s/ Gustav Kositzky

/s/ John Holman
*      *      *

State of South Dakota	:
	:	ss/
County of Yankton	:
     Be it remembered, that on this 26th day of March, 1906, before me the undersigned, personally appeared the above named Herman Ellerman, Willard C. Lusk, Gustav Kositzky and John Holman, well and personally known to me to be the same persons described in and who executed the foregoing instrument, and severally duly acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal at said county the day and the year last above written.

/s/ [ILLEGIBLE]
Notary Public, S.D.

*      *      *

State of South Dakota	:
	:	ss
County of Yankton	:
     Herman Ellerman and John Holman being duly sworn, each for himself deposes and says: That he is one of the persons described in and who signed the foregoing Articles of Incorporation as an incorporator therein; that he has read said articles and knows the contents thereof; that the incorporators intend in good faith to form a corporation for the purpose of the promotion of a lawful business, as set forth in said articles, and not for the purpose of enabling any corporation or corporations to avoid the provisions of Sections 770 to 781, inclusive, of the Revised Penal Code of 1903 of the State of South Dakota, relating to unlawful trusts and combinations, and laws amendatory thereto.

/s/ Herman Ellerman

/s/ John Holman
Subscribed and sworn to before me
this 28th day of March, 1906.

/s/ [ILLEGIBLE] Notary Public, S.D.

ARTICLES OF INCORPORATION
of the
YANKTON PRINTING COMPANY
KNOW ALL MEN BY THESE PRESENTS:—
     That we, the undersigned, W. C. Lusk, Yankton, South Dakota, Alma V. Lusk, Yankton, South Dakota, M. W. Lusk, Yankton, South Dakota, W. F. Sargent, Yankton, South Dakota, for ourselves, our associates and successors, have associated ourselves together for the purpose of forming a corporation under and by virtue of the statutes and laws of the State of South Dakota, and we do hereby certify and declare as follows, viz:-
FIRST.
     The name of this corporation shall be Yankton Printing Company.
SECOND.
     The purpose for which this corporation is formed is to take over all of the assets and liabilities of the Yankton Printing Company, a former corporation whose charter expired on the 29th day of March, 1926.
     And for the further purposes to acquire, print, publish, conduct and circulate or otherwise deal with any newspaper or newspapers or other publications, and generally to carry on the business of newspaper proprietors and general publishers; to carry on, if and when it shall deem desirable, the trade or business of general printers, lithographers, engravers and advertising agents; to build, construct, erect, purchase, hire or otherwise acquire or provide any buildings, offices, workshops, plant and machinery or other things necessary or useful for the purpose of carrying out the objects of the company.

THIRD.
     The place where the principal business of this Corporation shall be transacted is Yankton, South Dakota, in the County of Yankton, State of South Dakota, but a business office may be located at any place, designated by the Board of Directors, where meetings of the Directors and Stockholders may be held for the transaction business.
FOURTH.
     The term for which this Corporation shall exist shall be twenty-five (25) years.
FIFTH.
     The number of directors of this Corporation shall be three or any number designated by Resolution and the names and residences of such who are to serve until the election of their successors are as follows:

Name	Resident

W. C. Lusk	Yankton, South Dakota.

Alma V. Lusk	Yankton, South Dakota.

M. W. Lusk	Yankton, South Dakota.

W. F. Sargent	Yankton, South Dakota.
SIXTH.
     The amount of the Capital Stock of this Corporation shall be and is One Hundred Thousand and no/100 ($100,000.00) Dollars, divided into one thousand shares, of the par value of One Hundred and no/100 ($100.00) Dollars each, fully paid and non-assessable.

SEVENTH.
     The resident agent of this Corporation upon whom service of process may be made, shall be the President or Secretary of said corporation of Yankton, South Dakota, and service upon whom shall be taken and held as due and personal service upon this Corporation.
     No Stockholder shall be liable for the debts of the Corporation in any amount greater than his unpaid subscription.
     IN TESTIMONY WHEREOF, We have hereunto set our hands this 23rd day of April, 1926.

/s/ W.C. Lusk

/s/ Alma V. Lusk

/s/ M.W. Lusk

/s/ W. F. Sargent

State of South Dakota	:
	:	ss
County of Yankton	:
     BE IT REMEMBERED, that on this 23rd day of April, 1926, before me, the undersigned, personally appeared the above named W. C. Lusk, Alma V. Lusk, M. W. Lusk and W. F. Sargeant, well known to me to be the same persons described in and who executed the foregoing instrument and severally acknowledged to me that they executed the same.
     IN WITNESS WHREOF, I have hereunder set my hand and affixed my official seal at said County the day and year last above written.

/s/ [ILLEGIBLE]
Notary Public, S.D.

State of South Dakota	:
	:	ss
County of Yankton	:
     W. C. Lusk and M. W. Lusk, being duly sworn, each for himself deposes and says: That he is one of the persons described in and who signed the foregoing Articles of Incorporation as an incorporator therein; that he has read said Articles and knows the contents thereof; that the incorporators intend in good faith to form a corporation for the purpose of the promotion of a lawful business as set forth in said articles, and not for the purpose of enabling any corporation or corporations to avoid the provisions of Sections [ILLEGIBLE] to [ILLEGIBLE], inclusive, of the Revised Code of 1919, of the State of South Dakota, relating to unlawful trusts and combinations, and laws amendatory thereto.

/s/ W.C. Lusk

/s/ M.W. Lusk

Subscribed and sworn to before me
this 24 day of April, 1926.

/s/ [ILLEGIBLE] Notary Public, S.D.

AMENDMENTS TO ARTICLES OF INCORPORATION
OF
YANKTON PRINTING COMPANY

AMENDMENTS TO ARTICLES OF INCORPORATION
OF
YANKTON PRINTING COMPANY
     We, W. C. Lusk and M. W. Lusk, president and secretary, respectively, of the Yankton Printing Company, a corporation organized and existing under the laws of the State of South Dakota, hereby certify that said corporation, at a special meeting of the stock-holders of said company, held at its office in the City of Yankton, State of South Dakota, on the 5th day of August, 1929, amended Article “second” so as to read as follows:-
ARTICLE SECOND
     “This corporation is organized to carry on the business of proprietors and publishers of newspapers, journals, magazines, books and other literary works, and especially to take over the publication known as the Yankton [ILLEGIBLE] to carry on business as printers, booksellers, bookbinders, stationers, photographers, photographic printers, stereotypers, electrotypers, lithographers, and any other business or manufacture that may seem expedient; to undertake and [ILLEGIBLE] kinds of business relative to the gathering and [ILLEGIBLE] information of every sort and kind to the same [ILLEGIBLE] natural person might or could do; and [ILLEGIBLE] to acquire by purchase or otherwise, [ILLEGIBLE].
     [ILLEGIBLE] or lease, on which [ILLEGIBLE] publishing newspapers, [ILLEGIBLE], literary works and [ILLEGIBLE] business as printers, [ILLEGIBLE], photographers, photographic printers, [ILLEGIBLE], lithographers, and any business or manufacture of [ILLEGIBLE] nature, which may seem expedient, corporations which [ILLEGIBLE] organized for the purpose of gathering and distributing information and advertising of every sort and kind; corporations which are organized for the purpose of operating land and marine telegraphs, including such expressions telephone, radio and other expressions which describe electrical contrivances for transmitting messages; and corporations whose funds are or may be invested in the shares of stock, bonds or other securities of any corporation of the character hereinbefore described; to exercise in respect to any such shares or stocks, bonds and other securities of corporations, any and all rights, powers and privileges of individual ownership, including the right to vote, to issue bonds, and other obligations [ILLEGIBLE] secure the same by pledging or mortgaging the whole or [ILLEGIBLE] of the property of the company, and to sell or pledge such bonds and other obligations for proper corporate [ILLEGIBLE] to do any and all acts and things tending to [ILLEGIBLE] of the property at any time held or [ILLEGIBLE].
     [ILLEGIBLE] no more and that the [ILLEGIBLE] by [ILLEGIBLE] “Second” was adopted [ILLEGIBLE] votes against, being more [ILLEGIBLE] voting in favor of said [ILLEGIBLE] that which the amendment to Article “Fourth” was [ILLEGIBLE] votes in favor thereof and no votes against, [ILLEGIBLE] two-thirds of the stock outstanding voting in favor [ILLEGIBLE] amendment.
     We further certify that said meeting was regularly called and that attached hereto is a true copy of a waiver [ILLEGIBLE] notice of said meeting signed by all of the stock-holders of s aid corporation.
     In Witness Whereof, We have hereunto signed this Certificate as President and secretary, respectively, of the said corporation and caused the seal of said Company to be attached hereto.

/s/ [ILLEGIBLE]
President

/s/ [ILLEGIBLE]
Secretary

State of South Dakota	:
: ss
County of Yankton	:
     Be it remembered, that on this [ILLEGIBLE].

     [ILLEGIBLE]

RESTATEMENT OF ARTICLES OF INCORPORATION
OF
YANKTON PRINTING COMPANY
To the Secretary of State
of the State of South Dakota:
Pursuant to the provisions of the South Dakota Corporation Acts, the undersigned corporation, organized under the laws of the State of South Dakota, submits the following statement for the purposes of restating its Articles of Incorporation, pursuant to Chapter 47-2-23, S.D.C.L. 1967, in the State of South Dakota:
     ARTICLE ONE: The name of this Corporation shall be Yankton Printing Company.
     ARTICLE TWO: The address of the Corporation’s registered office in South Dakota is 319 South Coteau Street, Pierre, Hughes County, South Dakota 75701, and its registered agent at said address is C T Corporation.
     ARTICLE THREE: The nature of the business to be conducted and the purposes to be promoted are:
     1. To print, publish, circulate and sell newspapers, magazines, periodicals and other publications of any kind or character, and to engage generally in all phases of the printing and publishing business.
     2. To manage and operate radio and television stations and to engage generally in all phases of the broadcasting and television business.
     3. To acquire, own, hold, operate, manage, invest in and sell corporations, unincorporated businesses, and interests of any nature therein.
     4. To acquire, own, construct, improve, operate, manage, sell and in all ways deal in property of any kind, real or personal, and interests of any nature therein.
     5. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of South Dakota, without limitation.
     ARTICLE FOUR: The amount of Capital Stock of this Corporation shall be and is One Hundred Thousand and no/100 Dollars ($100,000.00), divided into one thousand shares, of the par value of One Hundred and no/100 Dollars ($100.00) each, fully paid and nonassessable.
     ARTICLE FIVE: The Corporation shall have perpetual existence.

     ARTICLE SIX: The number of Directors which shall constitute the whole Board shall be not less than three (3) nor more than seven (7) in number. A Director need not be a shareholder; at least one Director shall be a resident of South Dakota. The number of Directors to serve each year shall be fixed by resolution at the annual meeting of shareholders.
     ARTICLE SEVEN: The power to revoke, amend, repeal Bylaws shall be vested in the persons or parties as follows:
     A. Bylaws may be adopted, amended, or repealed by the vote or the written assent of shareholders entitled to exercise a majority of the voting power of the Corporation, except where a greater number is required by law, and provided that such Bylaws as adopted or amended are not in conflict with the Articles of Incorporation or with law.
     B. Subject to the right of shareholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors, provided such Bylaws as adopted or amended are not in conflict with the Articles of Incorporation or with law, and provided that the Board of Directors may not adopt a Bylaw or amendment thereof changing the authorized number of Directors.
The Restated Articles of Incorporation of Yankton Printing Company have been authorized by resolution duly adopted by the Board of Directors, dated January 24, 1979.
The Restated Articles of Incorporation of Yankton Printing Company have been authorized by resolution, unanimously adopted by all the shareholders of Yankton Printing Company, dated January 24, 1979, a copy of which is attached hereto and by reference made a part thereof.
The Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as theretofore amended, and that the Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

YANKTON PRINTING COMPANY

By	/s/ Stanley H. Stauffer
Stanley H. Stauffer, President

By	/s/ Patricia H. Doll
Patricia H. Doll, Secretary

STATE OF KANSAS	:
	:	ss.
COUNTY OF SHAWNEE	:
     I, Arla J. Weiss, a Notary Public, hereby certify that on the 24th day of January, 1979, personally appeared before me, Stanley H. Stauffer, who being by me first duly sworn, declared that he is the President of Yankton Printing Company and that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

/s/ Arla J. Weis
Notary Public
Arla J. Weis

My appoint expires: January 21, 1981

RESOLUTION AUTHORIZING RE-INCORPORATION.
     We, the undersigned, W. C. Lusk, president, Yankton, South Dakota, Alma V. Lusk, vice-president, Yankton, South Dakota, M. W. Lusk, Secretary-treasurer, Yankton, South Dakota, and W. F. Sargent, a stockholder, Yankton, South Dakota, do hereby certify that we constitute all of the stockholders of the Yankton Printing Company of Yankton, South Dakota, and we each for ourselves hereby acknowledge that we were present at a meeting regularly called and held for the purpose of re-incorporating the Yankton Printing Company and increasing its capital stock from $50,000.00, being the amount for which the former corporation was incorporated, to $100,000.00; that said meeting was held on the 23rd day of April, 1926, in the offices of the Press & Dakotan, a daily newspaper owned and operated by the Yankton Printing Company at Yankton, South Dakota.
     We further certify that, at the time of such meeting, we and each of us appeared in person and voted to re-incorporate the Yankton Printing Company and to increase its capital stock as above set forth and that at such meeting the following Resolution was introduced, read, approved and adopted.
     We further certify that the Yankton Printing Company, a corporation was duly incorporated with a capital stock of $50,000.00 on the 29th day of March, 1906, for a period of twenty years, which term of existence expired on the 29th day of March, 1926;
     And in as much as it is one of the requirements of the laws of this state that an application for the extension of charter must be made within one year prior to the termination of such existence;
     And in as much as such application was not made within the time prescribed by law;

     It is therefore deemed necessary that an application be made to the Secretary of State to re-incorporate the Yankton Printing Company, whose purpose it will be, to take [ILLEGIBLE] all the assets and liabilities of the former Company.
     Be it further resolved that the president and secretary of the Yankton Printing Company be, and they are hereby, authorized to make application to the Secretary of State for Articles of Incorporation of the Yankton Printing Company and that the corporate stock of said Company be increased from the amount of the former Company, to-wit:- $50,000.00, of which two hundred thirty-eight shares at $100.00 per share have heretofore been issued, to $100,000.00, to consist of one thousand shares of the par value of $100.00 each.
     Be it further resolved that the president and secretary of the former corporation be, and they are hereby, authorized and directed to make, sign, verify and acknowledge any and all certificates or proceedings required in the office of the Secretary of State of the State of South Dakota, and the duplicate thereof be filed in the office of such Secretary and to do all acts and things that may be necessary to comply with the provisions of law applicable to and regarding the issuance of Letters of Incorporation.
     Be it further resolved that the whole of the capital be classed as common stock and that all surplus shall be distributed on such common stock; that on final dissolution and distribution all current indebtedness and all arrearages shall be first paid and that the division and distribution of all remaining surplus shall be to such common stock.
     That we and each of us hereby waive any further notice in this matter and we each for ourselves consent to the immediate re-incorporation of the Yankton Printing Company and the increase of the capital stock.

     It is further resolved that all provisions for managing, controlling, the election of officers, the purpose for which the Yankton Printing Company was formerly incorporated, the purchase and sale of goods and property and the right to vote as provided in the former Charter shall be extended to and made a part of the new Articles of Incorporation and all rights, liabilities and powers of all purchasers and owners of new stock shall extend to and be applicable in like manner, as now provided, for the officers and stockholders in the former corporation.
     Done at Yankton, South Dakota, this 23rd day of April, 1926.

NUMBER OF SHARES OWNED IN THE
NAMES	YANKTON PRINTING COMPANY.

/s/ W.C. Lusk	160

President

/s/ Alma V. Lusk	10

Vice President

/s/ M.W. Lusk	55

Secretary-Treasurer

/s/ W.F. Sargent	10

Stockholder